UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 5, 2008

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7799 Pardee Lane, Oakland CA		94621
(Address of principal executive offices)		(Zip Code)

(510) 563-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Performance Bonuses/Performance Shares Awarded to Certain Executive Officers

On February 5, 2008, the Compensation Committee of the Board of Directors of World Heart Corporation (the “Company”), as confirmed by the Board of Directors of the Company, determined that certain performance goals established in connection with the performance-based bonus program established in March 2007 (the “Program”) had been met during the 2007 fiscal year and approved the payment of cash bonuses and of the Company’s common shares to certain of the Company’s executive officers in accordance with terms of the Program.  The shares were awarded pursuant to the terms and conditions of the Company’s 2006 Equity Incentive Plan (the “Plan”).  The following tables set forth information about the cash bonuses and the common shares paid under the Program to the executive officers:

Executive Officer	Cash Bonus ($)	Shares of Common Stock

Jassawalla, Jal S.
President and Chief Executive Officer	23,603	17,270

David Pellone*
Chief Financial Officer	4,080	2,985

Jansen, Piet
Chief Medial Officer	14,498	10,608

Vajda, John
Vice President, Manufacturing	7,956	5,821

Miller, Phillip
Vice President, Research and Development	11,315	8,279

Khanwilkar, Pratap
Vice President, Rotary Systems and Business Development	11,669	8,538

The performance bonuses were earned upon the achievement of certain performance milestones relevant to the Company’s business.  The performance milestones were based generally on product development, clinical trials, revenue and financing goals.  Based on the level of attainment of the performance goals applicable to the executive officer, each executive officer was paid 68% of the total award based on performance.

* Mr. Pellone’s performance bonus was awarded on a pro rata basis based on his hire date, August 31, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 11, 2008

WORLD HEART CORPORATION

	By:	/s/ David Pellone
	Name:	David Pellone
	Title:	Vice President, Finance and Chief Financial Officer

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